Exhibit 23.01



                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference of our report dated February 13, 1996, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995 in the Prospectus part of the following Registration Statements:

      Registration   Statement   No.   33-52151  on  Form  S-8
      pertaining  to  the  1994  Equitable   Resources,   Inc.
      Long-Term Incentive Plan;

      Registration   Statement   No.   33-52137  on  Form  S-8
      pertaining  to  the  1994  Equitable   Resources,   Inc.
      Non-Employee Directors' Stock Incentive Plan;

      Registration Statement on Form S-8 filed on March 22, 1996, pertaining to the Equitable Resources, Inc.
      Employee Stock Purchase Plan;

      Post-Effective Amendment No. 2 to Registration Statement No. 2-69010 on Form S-8 pertaining to the Equitable Resources, Inc. Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan;

      Post-Effective   Amendment   No.   1   to   Registration
      Statement  No.  33-00252 on Form S-8  pertaining  to the
      Equitable Resources, Inc. Employee Savings Plan;

      Post-Effective Amendment No. 1 to Registration Statement No. 33-10508 on Form S-8 pertaining to the Equitable Resources, Inc. Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan;

      Registration   Statement   No.   33-53703  on  Form  S-3
      pertaining to the  registration of  $100,000,000  Medium
      Term Notes, Series C of Equitable Resources, Inc.

      We also consent to the incorporation by reference of our report dated March 8, 1996 with respect to the financial statements and schedules of the Equitable Resources, Inc. Employee Savings Plan included in the Annual Report (Form 11-K) for the year ended October 31, 1995, included in Exhibit 99.01(a) to this Annual Report (Form 10-K) into Post-Effective Amendment No. 1 to Registration Statement No. 33-00252 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings Plan.

      We also consent to the incorporation by reference of our report dated March 8, 1996 with respect to the financial statements and schedules of the Equitable Resources, Inc. Employee Savings Plan included in the Transition Period Report (Form 11-K) for the two-month period ended December 31, 1995, included in Exhibit 99.01(b) to this Annual Report (Form 10-K) into Post-Effective Amendment No. 1 to Registration Statement No. 33-00252 on Form S-8 pertaining to the Equitable Resources, Inc.
Employee Savings Plan.

      We also consent to the incorporation by reference of our report dated March 8, 1996 with respect to the financial statements of the Equitable Resources, Inc. Employee Stock Purchase Plan included in the Annual Report (Form 11-K) for the three-month period ended December 31, 1995, included in Exhibit
99.02 to this Annual Report (Form 10-K) into the Registration Statement on Form S-8 filed on March 22, 1996, pertaining to the Equitable Resources, Inc. Employee Stock Purchase Plan.






                                  By     /s/ Ernst & Young LLP
                                             Ernst & Young LLP




Pittsburgh, Pennsylvania
March 22, 1996